Exhibit 99.1 PRESS RELEASE, DATED AUGUST 17, 2011, OF ENERSYS REGARDING STOCK BUY BACK PLAN

EnerSys Announces $50 Million Stock Buy Back Plan
READING, PA, August 17, 2011 - EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today that its Board of Directors unanimously approved on August 12, 2011 the repurchase of up to $50 million of its common stock. The authorized repurchases will be made from time to time in either the open market or through privately negotiated transactions. The timing, volume and nature of share repurchases will be at the sole discretion of management, dependent on market conditions, applicable securities laws, and other factors, and may be suspended or discontinued at any time. No assurance can be given that any particular amount of common stock will be repurchased. All or part of the repurchases may be implemented under a Rule 10b5-1 trading plan, which would allow repurchases under pre-set terms at times when EnerSys might otherwise be prevented from doing so under insider trading laws or because of self-imposed blackout periods. This repurchase program is valid for up to six months and may be modified, extended or terminated by the Board of Directors at any time.
“The Company's Board has authorized the repurchase plan because it believes the recent market turmoil may cause the Company's stock to be undervalued,” stated John D. Craig, chairman, president and chief executive officer. “The stock buyback plan is facilitated by our strong capital structure and liquidity positions, with $117 million in cash and short term investments as well as over $325 million in available and unused borrowing capacity as of July 3, 2011.”
This repurchase program is in addition to EnerSys' previously authorized repurchase of up to the number of shares exercised through previous stock option awards and common stock issued under its 2010 Equity Incentive Plan.
EDITOR'S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power supplies, and numerous applications requiring standby power. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.
More information regarding EnerSys can be found at www.enersys.com.
This press release and oral statements made regarding the subjects of this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to statements regarding EnerSys' plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as "expects," "should," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning. These forward-looking statements are based upon management's current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. The foregoing factors, among others, could cause actual results to differ materially from those described in the forward-looking statements. EnerSys may not realize benefits from this stock buy back. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made. For a list of other factors, which could affect EnerSys' results, see EnerSys' filings with the Securities and Exchange Commission, including "Item 1A. Risk Factors," set forth in EnerSys' Annual Report on Form 10-K for the fiscal year ended March 31, 2011.